EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Sykes Enterprises, Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Michael Kipphut, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2007	By: /s/ W. Michael Kipphut

W. Michael Kipphut
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.